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                                   EXHIBIT 23

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-62971) and Form S-8 (File Nos. 333-49763, 333-49765 and 333-95799) of Video Network Communications, Inc. of our report dated March 28, 2000 relating to the financial statements, which appears in this Form 10-KSB.


PricewaterCoopers LLP

Boston, Massachusetts
March 29, 2000